UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2022

Commission file number 001-16111

Global Payments Inc.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3550 Lenox Road, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 829-8000

None

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, no par value	GPN	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Closing of Senior Notes Offering

On August 22, 2022, Global Payments Inc. (the “Company”) completed the previously announced public offering (the “Offering”) and issuance of:

•	$500 million aggregate principal amount of its 4.950% Senior Notes due 2027 (the “2027 Notes”),

•	$500 million aggregate principal amount of its 5.300% Senior Notes due 2029 (the “2029 Notes”),

•	$750 million aggregate principal amount of its 5.400% Senior Notes due 2032 (the “2032 Notes”) and

•	$750 million aggregate principal amount of its 5.950% Senior Notes due 2052 (the “2052 Notes,” and together with the 2027 Notes, the 2029 Notes and the 2032 Notes, the “Notes”).

In connection with the issuance of the Notes, the Company entered into the Supplemental Indenture No. 5, dated August 22, 2022 (the “Fifth Supplemental Indenture”), between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), which supplemented the Indenture, dated August 14, 2019 (the “Base Indenture” and, together with the Fifth Supplemental Indenture, the “Indenture”), between the Company and the Trustee (as successor to U.S. Bank National Association).

The Offering was conducted in connection with the previously announced Agreement and Plan of Merger (the “EVO Merger Agreement”) among EVO Payments, Inc., a Delaware corporation (“EVO”), the Company and Falcon Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Subsidiary”). The EVO Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Merger Subsidiary will merge with and into EVO (the “EVO Acquisition”) with EVO surviving as a wholly owned subsidiary of the Company. The Company intends to use the net proceeds from the Offering to (a) refinance certain indebtedness of the Company (including to refinance borrowings under the Revolving Credit Facility (as defined below)), (b) to make cash payments in connection with the EVO Acquisition, (c) to refinance certain outstanding indebtedness of EVO in connection with the EVO Acquisition, (d) to pay transaction fees and expenses related to the EVO Acquisition and (e) for general corporate purposes.

The 2027 Notes will bear interest at 4.950% per year, the 2029 Notes will bear interest at 5.300% per year, the 2032 Notes will bear interest at 5.400% per year and the 2052 Notes will bear interest at 5.950% per year. Interest on the Notes will be payable semi-annually on each of February 15 and August 15, beginning on February 15, 2023, until the principal amount has been paid or made available for payment, to holders of the Notes at the close of business on February 1 or August 1, as the case may be, immediately preceding the applicable interest payment date.

The 2027 Notes will mature on August 15, 2027, the 2029 Notes will mature on August 15, 2029, the 2032 Notes will mature on August 15, 2032 and the 2052 Notes will mature on August 15, 2052, in each case, unless earlier redeemed or repurchased by the Company. The Notes are the Company’s unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of the Company’s unsecured and unsubordinated indebtedness from time to time outstanding.

At any time prior to July 15, 2027 with respect to the 2027 Notes, June 15, 2029 with respect to the 2029 Notes, May 15, 2032 with respect to the 2032 Notes and February 15, 2052 with respect to the 2052 Notes (each, an “Applicable Par Call Date”), the Company may redeem the Notes of any series at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the relevant date of redemption (assuming such Notes matured on the Applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 35 basis points for the 2027 Notes, 40 basis points for the 2029 Notes, 40 basis points for the 2032 Notes and 45 basis points for the 2052 Notes less (b) interest accrued and unpaid to the relevant redemption date, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. On or after the Applicable Par Call Date for a series of Notes, the Company may redeem the Notes of such series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such Notes redeemed plus accrued and unpaid interest thereon to, but excluding, the relevant redemption date. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Note to be redeemed.

If a Change of Control Repurchase Event (as defined in the Indenture) occurs, unless the Company has exercised its right to redeem all of the Notes on or prior to the date that is 30 days following such Change of Control Repurchase Event, each holder will have the right to require the Company to repurchase all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date); provided, that after giving effect to the repurchase, any Notes that remain outstanding will have a denomination of $2,000 or integral multiples of $1,000 in excess thereof.

In the event that (x) the EVO Acquisition (as defined in the Fifth Supplemental Indenture) is not consummated on or prior to November 1, 2023 or such later date as the parties to the EVO Merger Agreement may agree as the “End Date” thereunder or (y) the Company notifies the Trustee that the Company will not pursue the consummation of the EVO Acquisition, the Company will be required to redeem the 2027 Notes and the 2029 Notes then outstanding at a redemption price equal to 101% of the principal amount of the 2027 Notes and the 2029 Notes then outstanding plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined in the Fifth Supplemental Indenture).

The Indenture provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared immediately due and payable, as well as certain covenants, which are subject to a number of important exceptions and qualifications. In addition, in the case of an event of default arising from certain events of bankruptcy or insolvency, all unpaid principal of and premium, if any, and accrued and unpaid interest on the Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder. The Indenture includes a covenant that limits the Company’s ability to, subject to exceptions, incur, issue, permit to exist, assume or guarantee any indebtedness for borrowed money if such indebtedness or any guarantee is or becomes secured by a lien on any of the Company’s or its restricted subsidiaries’ principal properties or any stock or indebtedness for borrowed money of any of the Company’s restricted subsidiaries, whether now owned or acquired in the future, without effectively providing that the Notes will be secured equally and ratably with (or prior to) such indebtedness. However, as of the date of this Current Report on Form 8-K (this “Report”), neither the Company nor any of its subsidiaries has any property that constitutes a principal property under the Indenture.

The foregoing description is a summary of terms of the Indenture and the Notes and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Base Indenture and the Fifth Supplemental Indenture, which are included as Exhibits 4.1 and 4.2, respectively, to this Report and incorporated by reference herein. Wachtell, Lipton, Rosen & Katz provided the Company with the legal opinion attached to this Report as Exhibit 5.1 and David L. Green provided the legal opinion attached to this Report as Exhibit 5.2.

Revolving Credit Facility

On August 19, 2022 (the “Closing Date”), the Company, together with certain wholly owned subsidiaries of the Company (the “Subsidiary Borrowers”), as borrowers, entered into a Credit Agreement (the “Revolving Credit Agreement”) with Bank of America, N.A. (“Bank of America”) as administrative agent, and a syndicate of financial institutions, as lenders (the “Lenders”) and other agents.

The Revolving Credit Agreement provides for an unsubordinated unsecured $5.75 billion revolving credit facility (the “Revolving Credit Facility”). Certain borrowings on the date on which the EVO Acquisition (as defined in the Revolving Credit Agreement) becomes effective will be subject to limited conditionality, as provided in more detail in the Revolving Credit Agreement, and all other borrowings will be subject to customary conditionality. The Revolving Credit Agreement will mature on the fifth anniversary of the Closing Date. The Company’s obligations under the Revolving Credit Facility are not guaranteed by any person. The Company has provided a guarantee of any borrowings made by the Subsidiary Borrowers. Borrowings under the Revolving Credit Facility may be repaid prior to maturity without premium or penalty, subject to payment of certain customary expenses of Lenders and customary notice provisions.

The Revolving Credit Facility replaced the existing (i) Term Loan Credit Agreement, dated as of July 9, 2019 (the “Existing Term Loan Credit Agreement”), as amended prior to the date hereof, among the Company, the lenders from time to time party thereto, and Bank of America, as administrative agent and (ii) Credit Agreement, dated as of July 9, 2019 (the “Existing Revolver Credit Agreement”; together with the Existing Term Loan Credit Agreement, the “Existing Credit Agreements”), as amended prior to the date hereof, among the Company, certain other borrowers from time to time party thereto, the lenders from time to time party thereto, and Bank of America, as administrative agent.

Borrowings under the Revolving Credit Facility will be available to be made in US dollars, euros, sterling, Canadian dollars and, subject to certain conditions, certain other currencies at the option of the Company. Borrowings under the Revolving Credit Facility will bear interest, at the Company’s option, at a rate equal to (i) for SOFR-based currencies or certain alternative currencies, a secured overnight financing rate (subject to a 0.00% floor) plus a 0.10% credit spread adjustment or an alternative currency term rate (subject to a 0.00% floor), as applicable, (ii) for US dollar borrowings, a base rate, (iii) for US dollar borrowings, a daily floating secured overnight financing rate (subject to a 0.00% floor on or after January 1, 2023) plus a 0.10% credit spread adjustment or (iv) for certain alternative currencies, a daily alternative currency rate (subject to a 0.00% floor), in each case, plus an applicable margin. The applicable margin for borrowings under the Revolving Credit Facility will range from 1.125% to 1.875% depending on the Company’s credit rating and is initially 1.375%.

The Revolving Credit Agreement contains customary affirmative covenants and restrictive covenants, including, among others, financial covenants based on the Company’s net leverage and interest coverage ratios, and customary events of default, the occurrence of which, following any applicable cure period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations to be immediately due and payable.

The foregoing description of the Revolving Credit Agreement and the Revolving Credit Facility is qualified in its entirety by reference to the Revolving Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Report is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 8.01.	Other Events.

Senior Notes Offering

The Notes were registered with the Securities and Exchange Commission (the “SEC”) pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-266621) (as the same may be amended or supplemented, the “Registration Statement”), which automatically became effective upon filing with the SEC on August 8, 2022, under the Securities Act of 1933, as amended. The Company is filing certain exhibits as part of this Report for purposes of such Registration Statement. See “Item 9.01. Financial Statements and Exhibits.”

Termination of Bridge Commitment

As previously disclosed, in connection with entry into the EVO Merger Agreement, the Company entered into a commitment letter with Bank of America, N.A., BofA Securities, Inc. and JPMorgan Chase Bank, N.A. (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties committed to provide, subject to the satisfaction of customary closing conditions, a 364-day senior unsecured bridge loan facility (the “Bridge Facility”) in an aggregate principal amount of up to $4.325 billion. On August 8, 2022, upon the closing of the Company’s previously disclosed issuance of 1.00% Convertible Senior Notes due 2029, the Company reduced the commitments related to the Bridge Facility to $3.1625 billion and on August 19, 2022, upon the closing of the Revolving Credit Facility, the Company further reduced the commitments related to the Bridge Facility to $2.4125 billion. Upon the closing of the Offering, the Company reduced the commitments related to the Bridge Facility to zero and terminated in full the remaining commitments thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of August 14, 2019, between Global Payments Inc. and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, incorporated by reference to Exhibit 4.1 to Global Payments Inc.’s Current Report on Form 8-K filed on August 14, 2019.

4.2	Supplemental Indenture No. 5, dated as of August 22, 2022, between Global Payments Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of Global Note representing the Notes (included in Exhibit 4.2).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

5.2	Opinion of David L. Green.

10.1	Credit Agreement, dated as of August 19, 2022, among Global Payments Inc., as Borrower, the other Borrowers party thereto, Bank of America, N.A., as Administrative Agent and an L/C Issuer and the other Lenders and L/C Issuers party thereto.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

23.2	Consent of David L. Green (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date: August 22, 2022	By:	/s/ David L. Green
David L. Green
Senior Executive Vice President, General Counsel and Corporate Secretary